                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ZMAX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[ZMAX CORPORATION LOGO]

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                                                                   April 3, 1998

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Tuesday, May 5, 1998, at 10:00 a.m., local time, at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,

                                          /s/ Michael C. Higgins
                                          Michael C. Higgins
                                          President and Chief Executive Officer

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of ZMAX Corporation, a Delaware corporation ("ZMAX" or the "Company"), will be held at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874 on Tuesday, May 5, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect three persons as Class I directors of the Company to serve for a three-year period until the Annual Meeting of Stockholders in the year 2001;

          2. To ratify the selection of Arthur Anderson LLP as the independent accountants for the Company for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ G.W. Norman Wareham
                                          G.W. Norman Wareham
                                          Secretary

April 3, 1998

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy to us in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ZMAX Corporation, a Delaware corporation ("ZMAX" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874 at 10:00 a.m., local time, on Tuesday, May 5, 1998, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about April 3, 1998.

                               VOTING SECURITIES

     As of March 31, 1998, a total of 11,729,714 shares of common stock of the Company, par value $.001 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the Common Stock as of the close of business on March 31, 1998, are entitled to one vote for each share held at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of Common Stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the three nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the ratification of the selection of Arthur Anderson LLP as the independent accountants for the Company for the current fiscal year; and (3) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, regular employees or other agents of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Company's Board of Directors is classified into the following three classes of directors, with approximately one-third of the directors serving in each such class of directors and with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until their successors are elected and take office as provided below:

CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

     Michael C. Higgins
     G.W. Norman Wareham

CLASS II -- TERM EXPIRES AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     Michel Berty
     Steve L. Komar

CLASS III -- TERM EXPIRES AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Ted Fine
     Edward Yourdan

     The Bylaws of the Company provide that the Board of Directors will determine the number of directors to serve on the Board. Although the Company's Board of Directors currently consists of the six members identified above, the Board has approved an increase in the number of its members from six to seven, with Melvin A. McCubbin being the nominee proposed to serve as a Class I director to be elected at this Annual Meeting of Stockholders to serve for a period of three years until the Annual Meeting of Stockholders in the year 2001.

     Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the three persons named below, each of whom currently is a director of the Company except for Melvin A. McCubbin. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees:

                              POSITION WITH                 BECAME
         NAME                  THE COMPANY          AGE   DIRECTOR(1)
         ----                 -------------         ---   -----------
Michael C. Higgins....  President, Chief Executive  53       1996
                          Officer and Director
G.W. Norman Wareham...  Vice President, Secretary,  44       1996
                          Chief Financial Officer
                          and Director
Melvin A. McCubbin....  Nominee                     73      --

---------------
(1) Includes service as a director of ZMAX Corporation, a Nevada corporation ("Old ZMAX"), prior to its merger with and into the Company in December 1997.

     Michael C. Higgins has served as a Director and the President and Chief Executive Officer of the Company since its merger with Old ZMAX in December 1997. Prior to that time, Mr. Higgins served as a Director and the President of Old ZMAX from December 1996 to December 1997. Mr. Higgins also serves as a director and the President of Century Services, Inc. ("CSI"), a subsidiary of the Company. Mr. Higgins co-founded CSI in December 1995. Prior to founding CSI, from 1993 to 1996, Mr. Higgins was a Vice President of Integrated Microcomputer Systems Inc., a software reengineering company that developed the VISION 2000
(SM) proprietary software tools used by the Company. From 1991 to 1993, Mr. Higgins was Vice President of Anstec Inc., an information technology technical services company in Fairfax, Virginia. Mr. Higgins served, from 1986 to 1991, as a director of the Information Services unit of Martin Marietta Corporation that specializes in providing information systems services to the U.S. federal government. From 1970 to 1986, Mr. Higgins served in various executive positions at AT&T Corporation, including Division Sales Manager and Division Engineering Manager. Mr. Higgins earned an MBA from Xavier University and a B.S. Degree in Engineering from the United States Military Academy at West Point.

     G.W. Norman Wareham has served as a Director and the Vice President, Secretary and Chief Financial Officer of the Company since its merger with Old ZMAX in December 1997. Prior to that time, Mr. Wareham served as a director and the Vice President, Secretary and Chief Financial Officer of Old ZMAX from September 1996 to December 1997. Prior to joining Old ZMAX, from 1994 to April 1995, Mr. Wareham served as the President of Global Financial Corporation, a Turks and Caicos investment company. Mr. Wareham currently serves as a director and officer of Intercap Resources Management Corp., an oil and gas exploration and development company traded on the Vancouver Stock Exchange, and Cybernet Internet Services International Inc., a start up Internet services company. In addition, Mr. Wareham is the President of Wareham Management Ltd. which provides management consulting and accounting services to Canadian and American public companies, including the Company. Mr. Wareham is a certified general accountant and has been engaged in public practice accounting for over twenty years.

     Melvin A. McCubbin presently serves as a financial and management consultant to the Company. Mr. McCubbin formerly served as the Corporate Vice President and Chief Financial Officer of Martin Marietta Corporation (now known as Lockheed Martin), a position from which he retired in December 1989 after being employed for over 30 years with that corporation in numerous financial, operational and executive management positions. After retiring from Martin Marietta Corporation, Mr. McCubbin served as a director of Integrated Microcomputer Systems, Inc. from March 1990 through December 1995. Mr. McCubbin also served as the General Counsel of Integrated Microcomputer Systems, Inc. from June 1992 through December 1995. Since January 1996, Mr. McCubbin has been a financial and management consultant. Mr. McCubbin earned a Juris Doctor Degree from the University of Maryland and a B.S. Degree in Accounting and Finance from the University of Maryland. Mr. McCubbin is also an attorney-member of the Maryland Bar Association.

     MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     Although there are no family relationships between any of the nominees, Melvin A. McCubbin is the father of James T. McCubbin, a Vice President and Assistant Secretary of the Company.

     The Board of Directors appointed an Audit Committee in November 1997, which committee did not meet during 1997 and presently consists of G.W. Norman Wareham, Steve L. Komar and Ted Fine. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted four meetings during 1997, presently consists of G.W. Norman Wareham and Steve L. Komar, and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors met eight times during 1997. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 1997.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus in 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                ----------------------------------------
                                             ANNUAL COMPENSATION                          AWARDS                 PAYOUTS
                                 --------------------------------------------   ---------------------------      -------
              (a)                (b)      (c)          (d)          (e)               (f)            (g)           (h)
                                                               OTHER ANNUAL     RESTRICTED STOCK                  LTIP
                                         SALARY       BONUS   COMPENSATION(1)       AWARD(S)       OPTIONS       PAYOUTS
  NAME AND PRINCIPAL POSITION    YEAR     ($)          ($)          ($)                $            (#)(2)         ($)
  ---------------------------    ----   --------      -----   ---------------   ----------------   --------      -------
Michael C. Higgins.............  1997   $147,115      $-0-        $   -0-          -0-              337,500(4)     -0-
    President &                  1996   $ 62,000      $-0-            -0-             -0-               -0-        -0-
    Chief Executive Officer(3)   1995   $    -0-      $-0-            -0-             -0-               -0-        -0-
Joseph Yeh.....................  1997   $ 86,770      $-0-        $38,230             -0-           225,000(6)     -0-
    Senior Vice President --     1996   $    -0-      $-0-         40,000             -0-               -0-        -0-
    Technology of CSI(5)         1995   $    -0-      $-0-            -0-             -0-               -0-        -0-
Michael S. Cannon..............  1997   $ 98,076      $-0-        $   -0-             -0-               -0-        -0-
    Executive Vice President --
      Sales of CSI(7)            1996   $ 62,000      $-0-            -0-             -0-               -0-        -0-
                                 1995   $    -0-      $-0-            -0-             -0-               -0-        -0-
Edward Blessing................  1997   $    -0-      $-0-            -0-             -0-               -0-        -0-
    President &                  1996   $ 58,034(9)   $-0-            -0-             -0-               -0-        -0-
    Chairman of the Board(8)     1995   $    -0-      $-0-            -0-             -0-             3,125(10)    -0-
Lloyd Merrifield...............  1997   $    -0-      $-0-            -0-             -0-               -0-        -0-
    President &                  1996   $ 10,000      $-0-            -0-             -0-               -0-        -0-
    Chief Financial Officer(11)  1995   $    -0-      $-0-            -0-             -0-             1,562(10)    -0-

---------------
 (1) Does not report the approximate cost to the Company of an automobile allowance furnished to Mr. Higgins, which amount does not exceed the lesser of either $50,000 or 10% of the total of his annual salary and bonuses for 1997.

 (2) Reports the number of shares underlying options granted during each of the respective years.

 (3) CSI was formed in December 1995, and Mr. Higgins received no compensation from CSI in 1995. Mr. Higgins was employed as President of CSI throughout 1996 and became President of Old ZMAX in December 1996. Mr. Higgins further became the President and Chief Executive Officer of the Company in December 1997 upon its merger with Old ZMAX.

 (4) The above-reported option for 1997 reflects the amendment on March 13, 1998, of the stock option previously granted on April 17, 1997, to Mr. Higgins to purchase 450,000 shares of Common Stock at an exercise price of $14.31 per share, which amendment decreased the number of shares underlying such option by 25% from 450,000 shares to 337,500 shares and reduced the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date.

 (5) Mr. Yeh served as a consultant to the Company from September 1996 through March 1997, at which time he became an employee of CSI.

 (6) The above-reported option for 1997 reflects the amendment on March 13, 1998, of the stock option previously granted on April 17, 1997, to Mr. Yeh to purchase 300,000 shares of Common Stock at an exercise price of $14.31 per share, which amendment decreased the number of shares underlying such option by 25% from 300,000 shares to 225,000 shares and reduced the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date. This amendment to Mr. Yeh's option further provided that the portion of such option which was previously exercisable as to 100,000 shares would no longer be exercisable until from and after January 1, 1999.

 (7) CSI was formed in December 1995, and Mr. Cannon received no compensation from CSI in 1995. Mr. Cannon was employed as the Executive Vice President -- Sales of CSI throughout April 1997.

     Mr. Cannon resigned from the Company in April 1997. Pursuant to the terms of his employment agreement with CSI and his separation agreement with CSI, he is collecting severance from the Company in the amount of $100,000 per year through November 1999. Mr. Cannon has agreed to provide consulting services for sales and marketing events as requested by the Company at no additional fee to the Company.

 (8) Mr. Blessing served in these positions from June 13, 1995 to September 30, 1996.

 (9) Inclusive of reimbursement for expenses.

(10) These options have been canceled.

(11) Mr. Merrifield served in these positions from September 27, 1994 to June 13, 1995. This amount was paid to Mr. Merrifield in 1996 for services rendered by him in 1995 and 1994.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 1997 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

                              OPTION GRANTS TABLE

                                                   INDIVIDUAL GRANTS
                       --------------------------------------------------------------------------
                           OPTIONS       % OF TOTAL OPTIONS GRANTED
                           GRANTED         TO EMPLOYEES IN FISCAL        EXERCISE      EXPIRATION
        NAME                 (#)                  YEAR(3)             PRICE($/SH)(4)      DATE
        ----           ---------------   --------------------------   --------------   ----------
Michael C. Higgins...      337,500(1)              24.5%                  $5.75         4/17/07
Joseph Yeh...........      225,000(2)              16.4%                  $5.75         4/17/07

                             POTENTIAL REALIZABLE
                               VALUE AT ASSUMED
                          ANNUAL RATES OF STOCK PRICE
                        APPRECIATION FOR OPTION TERM(5)
                       ---------------------------------
        NAME            0%       5%($)         10%($)
        ----           ----   -----------   ------------
Michael C. Higgins...   $0    $97,031.25    $194,062.50
Joseph Yeh...........   $0    $64,687.50    $129,375.00

---------------
(1) The option is a non-qualified stock option originally granted on April 17, 1997, to Mr. Higgins to purchase 450,000 shares of Common Stock at an exercise price of $14.31 per share under the Company's 1997 Incentive Stock Plan. On March 13, 1998, the option was amended to decrease the number of shares underlying such option by 25% from 450,000 shares to 337,500 shares and reduce the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date. The option will become exercisable in the event the optionee achieves certain performance criteria set by the committee which administers the Company's 1997 Incentive Stock Plan.

(2) The option is a non-qualified stock option originally granted on April 17, 1997, to Mr. Yeh to purchase 300,000 shares of Common Stock at an exercise price of $14.31 per share under the Company's 1997 Incentive Stock Plan. On March 13, 1998, the option was amended to decrease the number of shares underlying such option by 25% from 300,000 shares to 225,000 shares and reduce the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date. This amendment to Mr. Yeh's option further provided that the portion of such option which was previously exercisable as to 100,000 shares would no longer be exercisable until from and after January 1, 1999. The remaining 125,000 shares which underlie this option will become exercisable in the event the optionee achieves certain performance criteria set by the committee which administers the Company's 1997 Incentive Stock Plan.

(3) Based on options for a total of 1,375,000 shares granted to all employees.

(4) The exercise price is equal to the fair market value of the Common Stock on March 13, 1998, the date of amendment of such options.

(5) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Option Exercises and Year-End Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1997. No options were exercised by such persons during 1997.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         (a)                  (b)                  (c)                      (d)                          (e)
                                                                   NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT FY-END           IN-THE-MONEY OPTIONS
                           NUMBER OF                                      (#)(1)                    AT FY-END ($)
                       SHARES ACQUIRED ON                        -------------------------   ----------------------------
        NAME                EXERCISE        VALUE REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
        ----           ------------------   ------------------   -------------------------   ----------------------------
Michael C. Higgins...         -0-                  -0-                  0/337,500(3)                 $0 /$337,500
Joseph Yeh...........         -0-                  -0-                  0/225,000(4)                 $0 /$225,000

---------------

(1) The reported options were granted by the Company to the named executive officer.

(2) Market value of underlying shares at December 31, 1997, minus the exercise price.

(3) The above-reported option entitles Mr. Higgins to purchase from the Company 337,500 shares at a price of $5.75 per share through April 17, 2007 under an option originally granted on April 17, 1997 and amended on March 13, 1998. The option will become exercisable in the event Mr. Higgins achieves certain performance criteria set by the committee which administers the Company's 1997 Incentive Stock Plan.

(4) The above-reported option entitles Mr. Yeh to purchase from the Company 225,000 shares at a price of $5.75 per share through April 17, 2007 under an option originally granted on April 17, 1997 and amended on March 13, 1998. The option will become exercisable as to 100,000 shares on January 1, 1999. The remaining 125,000 shares underlying this option will become exercisable in the event Mr. Yeh achieves certain performance criteria set by the committee which administers the Company's 1997 Incentive Stock Plan.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1997.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     As part of the CSI transaction with the Company, on November 6, 1996, CSI entered into an employment agreement with Michael C. Higgins to serve as President of CSI. The agreement was amended effective January 1, 1997 to set forth the compensation determined by the Company's Compensation Committee. The agreement, as amended, provides that Mr. Higgins' base salary was to be $150,000 per year for 1997, $175,000 for 1998 and $200,000 for 1999. The agreement provides for a bonus of up to 100% of base salary upon the achievement of performance criteria including gross revenue and earnings targets, which criteria will be adjusted each year by the Compensation Committee. If the performance goals are not met or if Mr. Higgins is no longer employed by the Company (unless for cause), the bonus may be paid at the discretion of the Compensation Committee. The bonus is payable 25% in cash and 75% in Common Stock based on the fair market value of the Common Stock at the end of the fiscal year. The agreement is for a three-year term commencing on November 6, 1996, and is terminable by the executive upon 60 days notice to the Company and by the Company on notice to the executive. The agreement contains non-competition, non-solicitation and non-disclosure provisions restricting the executive from employment with any competing business, soliciting or diverting Company employees and customers to a competing business or disclosing the Company's proprietary information to third parties during the term of the agreement and for up to two years thereafter. Under certain circumstances, the agreement requires the Company to make severance payments to the executive for the remaining term of the agreement.

     On June 18, 1997, CSI entered into an employment agreement with Joseph Yeh as CSI's Senior Vice President -- Technology. This agreement was retroactively effective to January 1, 1997 and replaced Mr. Yeh's prior consulting agreement with the Company. The employment agreement is for a three year term commencing January 1, 1997, and is terminable by the Company only for cause (as defined). The agreement provides that Mr. Yeh's base salary was to be $125,000 for 1997, $137,500 for 1998 and will increase by 10% in each subsequent year. The agreement provides for a bonus of up to 100% of base salary upon the achievement of performance criteria including gross revenue and earnings targets, which criteria will be adjusted each year by the Compensation Committee. If the performance goals are not met or if Mr. Yeh is no longer employed by the Company (unless for cause), the bonus may be paid at the discretion of the Compensation Committee. The bonus is payable 50% in cash and 50% in Common Stock based on the fair market value of the Common Stock at the end of the fiscal year. The agreement contains non-competition, non-solicitation and non-disclosure provisions restricting the executive from employment with any competing business, soliciting or diverting Company employees and customers to a competing business or disclosing the Company's proprietary information to third parties during the term of the agreement and for up to two years thereafter. Under certain limited circumstances, the agreement requires the Company to make severance payments to the executive for a nine month period. If the agreement is terminated by the Company without cause (as defined) the Company must continue to pay the executive's base salary for the remainder of the term of the agreement.

     Jack Effrain entered into an employment agreement with CSI as Senior Vice President -- Sales and Marketing on August 14, 1997. The agreement is at-will and may be terminated at any time by CSI, with or without cause (as defined in the agreement). Termination without cause requires CSI to pay three months base salary, any vested stock options and all bonus amounts due and owing as severance. The agreement provides that Mr. Effrain's base salary is $110,000 per year, and he is entitled to a year-end bonus of up to 100% of base salary. Mr. Effrain's employment agreement requires that he sign an agreement preventing him from competing with the Company in the Year 2000 business or from soliciting its customers, and requires that he assign to the Company all patents and inventions created while an employee.

     Michael S. Cannon resigned from the Company in April 1997. Pursuant to the terms of his employment agreement with CSI and his separation agreement with CSI, he is collecting severance from the Company in the amount of $100,000 per year through November 1999. Mr. Cannon has agreed to provide consulting services for sales and marketing events as requested by the Company at no additional fee to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists entirely of non-employee directors and determines the compensation paid to the Chief Executive Officer and the other executive officers and consultants of the Company. The Compensation Committee believes that for the Company to be successful long-term and for it to increase stockholder value it must be able to hire, retain, adequately compensate and financially motivate talented and ambitious executives. The Compensation Committee attempts to reward executives for both individual achievement and overall Company success.

     Executive compensation is made up of three components:

     Base Salary. An executive's base salary is initially determined by considering the executive's level of responsibility, prior experience and compensation history. Published salaries of executives in similar positions at other companies of comparable size (sales and/or number of employees) is also considered in establishing base salary.

     Stock Options. In 1997, the Company adopted the 1997 Incentive Stock Plan to provide stock option awards to certain executives of the Company and CSI. The Compensation Committee believes that the granting of stock options is directly linked to increased executive commitment and motivation and to the long-term success of the Company. The Compensation Committee awards stock options to certain executives of the Company and CSI. The Compensation Committee uses both subjective appraisals of the executive's performance and the Company's performance and financial success during the previous year to determine option grants.

     Bonus. The Company has also implemented an executive bonus program for certain of its executives. Such bonuses are based, in part, on the Company's financial performance during the previous fiscal year including achievement of gross revenue and net income targets. In addition, objective individual measures of performance compared to the individual's business unit profit performance may be considered. A subjective rating of the executive's personal performance may also be considered. Bonuses may be paid in cash or Company Common Stock or a combination of cash and Company Common Stock. Bonuses are typically linked to a percentage of base salary.

     The Compensation Committee recommended to the Board of Directors and the Board of Directors approved a compensation package for the Company's Chief Executive Officer, Mr. Higgins, that included a base salary of $150,000 in 1997, a base salary of $175,000 for 1998, and annual increases plus a bonus of up to 100% of the base salary, and for its Senior Vice President -- Technology, Mr. Yeh, that included a base salary of $125,000 in 1997, a base salary of $137,500 for 1998, and annual increases and a bonus of up to 100% of the base salary. Receipt of the bonus is subject to the Company's achievement of certain performance criteria, including gross revenue and net income targets. If the bonus targets are achieved, the bonus for Mr. Higgins would be paid 25% in cash and 75% in Company Common Stock and the bonus for Mr. Yeh would be paid 50% in cash and 50% in Company Common Stock. In each case, the number of shares of bonus stock will be equal to the dollar amount of the bonus payable in stock divided by the fair market value (as defined) of the Company Common Stock at the end of the fiscal year. If the performance criteria are not achieved or the executive is no longer employed by the Company (other than for cause termination), a bonus may be awarded in the discretion of the Compensation Committee. As of August 1997, the Compensation Committee approved a compensation package for Mr. Effrain, CSI's Senior Vice President-Sales and Marketing. This package includes a base salary of $110,000 in 1997, a base salary of $110,000 for 1998, and bonus of up to 100% of base salary, subject to the achievement of certain performance criteria.

     In determining the 1997 compensation packages for these executive officers, the Compensation Committee considered that Mr. Higgins was a founder of CSI, the experience and compensation history of each individual and compensation packages awarded to similar executives of other similarly situated start-up companies, to the extent such information could be learned. The Compensation Committee also relied on competitive industry statistics and other industry comparison data. The Compensation Committee ensured that the incentive bonus compensation is only paid if the performance targets are met and the Company is in a sound financial position.

     Exceptions to the general principles stated above are made when the Compensation Committee deems them appropriate to stockholder interest. The Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate. The competitive opportunities to which the Company's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable and, therefore, the Compensation Committee's information about such opportunities is often anecdotal.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year unless certain requirements are met. The Company does not anticipate that any employee will exceed such $1,000,000 cap in the near future but will consider whether any necessary adjustments are appropriate if it becomes likely that any executive officer's compensation may exceed the $1,000,000 limit.

     On February 4, 1998, the Board of Directors amended the Company's 1997 Incentive Stock Plan to allow for the amendment of outstanding options granted under that Plan to provide for option exercise prices lower or higher than the original option exercise price and/or the cancellation of existing options and in substitution therefor new options covering the same or different number of shares at option exercise prices which may be lower or higher than the option exercise prices of the canceled options. In approving such amendment to the Plan, the Board considered the competitive environment for obtaining and retaining employees and the overall benefit to the Company's stockholders of a highly motivated workforce, as well as the importance to the Company of its employees and the importance to the employees of stock options. On March 13, 1998, the committee of directors which administers this Plan, being Messrs. Komar and Wareham, entered into amendments with four optionees under this Plan whereby the number of shares underlying the amended options was decreased to 75% of the number of shares underlying the prior options and the exercise price for each such option was reduced from $14.31 per share to $5.75 per share, being the fair market value of the

Company's Common Stock on that date. The committee authorized such amendments of these options because the decline in the price of the Company's Common Stock made it appear unlikely these outstanding options granted under this Plan would be significantly in-the-money prior to their expiration, and, accordingly, the value of the outstanding options as incentives to employee performance had been lost. Information relating to these four amended options is set forth below in the table entitled 10-Year Option/SAR Repricings.

                                          Compensation Committee

                                          Steve L. Komar
                                          G.W. Norman Wareham

     The foregoing Compensation Committee report shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934 (the "1934 Act"), nor shall such report be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the Securities Act of 1933, as amended (the "1933 Act").

                      10-YEAR OPTION/SAR REPRICINGS TABLE

                                                                         MARKET PRICE   EXERCISE
                                                  NUMBER OF SHARES       OF STOCK AT    PRICE AT      NEW
                                    DATE OF    UNDERLYING OPTIONS/SARS     TIME OF       TIME OF    EXERCISE
             NAME(1)               REPRICING     REPRICED OR AMENDED      REPRICING     REPRICING    PRICE
             -------               ---------   -----------------------   ------------   ---------   --------
Michael C. Higgins...............   3/13/98            337,500              $5.75        $14.31      $5.75
  President and Chief
  Executive Officer
Joseph Yeh(2)....................   3/13/98            225,000              $5.75        $14.31      $5.75
  Senior Vice President --
  Technology of CSI

---------------
(1) The above table does not include options repriced for Michel Berty, the Company's Chairman of the Board of Directors, nor Jack Effrain, the Senior Vice President -- Sales and Marketing of CSI. On March 13, 1998, the option previously granted to each of Mr. Berty and Mr. Effrain on April 17, 1997 under the Company's 1997 Incentive Stock Plan was amended in the same manner as provided above for the other named executive officers. In the case of Mr. Berty, the shares underlying his option were decreased by 25% from 450,000 shares to 337,500 shares and the exercise price of the option was reduced from $14.31 per share to $5.75 per share, being the fair market value of the Common Stock on that date. In the case of Mr. Effrain, the shares underlying his option were decreased by 25% from 100,000 shares to 75,000 shares and the exercise price of the option was reduced from $14.31 per share to $5.75 per share, being the fair market value of the Common Stock on that date. Mr. Effrain further agreed that the previously exercisable portion of his option would not be exercisable until January 1, 1999.

(2) Mr. Yeh agreed that the previously exercisable portion of his option would not be exercisable until January 1, 1999.

STOCK OPTIONS

     1997 Incentive Stock Plan. In May 1997, the Board of Directors adopted, and in December 1997 the stockholders of the Company approved, the Company's 1997 Incentive Stock Plan (the "Incentive Plan"), which provides for the award of a variety of equity-based incentives, including stock awards, stock options, stock appreciation rights, phantom shares, performance unit appreciation rights and dividend equivalents (collectively, "Stock Incentives"). The Incentive Plan is administered by a committee, which is presently comprised of Steve L. Komar and G.W. Norman Wareham, and provides for the grant of Stock Incentives officers, key employees and consultants of the Company to purchase up to an aggregate of 1,700,000 shares of

Common Stock at not less than 100% of fair market value on the date granted. The vesting and exercisability of any Stock Incentives granted under the Incentive Plan is subject to the determination of and criteria set by the committee. As of March 31, 1998, options to purchase a total of 1,375,000 shares of Common Stock under the Incentive Plan, at prices ranging from $5.75 to $6.00 per share, were outstanding, of which options to purchase 87,000 shares were presently exercisable.

     1997 Directors Formula Stock Option Plan. In May 1997, the Board of Directors adopted, and in December 1997 the stockholders of the Company approved, the Company's 1997 Directors Formula Stock Option Plan (the "Director Plan"). Other than Mr. Komar and Mr. Wareham, directors of the Company who are not employed by the Company and who do not perform services for the Company are eligible to receive options under the Director Plan. The Director Plan is administered by a committee which presently consists of Messrs. Higgins and Berty. Options become exercisable when vested and expire ten years after the date of grant, subject to such shorter period as may be provided in the agreement. A total of 120,000 shares of Common Stock are reserved for possible issuance upon the exercise of options under the Director Plan.

     On May 20, 1997, stock options to purchase an aggregate of 36,000 shares of Common Stock were granted under the terms of the Director Plan to three eligible directors. The exercise price of these options was $14.06 per share. On December 8, 1997, an additional option to purchase 12,000 shares of Common Stock was granted to another director with an exercise price of $12.00 per share. Each such non-employee director optionee vested immediately in 8,000 shares of Common Stock and vests in an additional 2,000 shares after the completion of the first year of continued service to the Company and an additional 2,000 shares after the completion of the second year of continued service to the Company.

     As of March 31, 1998, options to purchase a total of 48,000 shares of Common Stock under the Director Plan, at prices ranging from $12.00 to $14.06 per share, were outstanding, of which options to purchase 32,000 shares were vested and presently exercisable.

OTHER DIRECTOR OPTIONS

     On March 24, 1998, a non-qualified stock option to purchase 6,000 shares of Company Common Stock was granted to each of Messrs. Fine, Komar, Wareham and Yourdan. The exercise price of each of these options was $7.66 per share, being the fair market value of the Common Stock on the date of grant, with 2,000 shares vesting immediately at that time and with the remaining 4,000 shares vesting at the rate of 2,000 shares for each year of service thereafter by each such director.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $12,000.

OTHER INFORMATION

     On April 1, 1997, the Company entered into a consulting agreement with Michel Berty, the Chairman of the Board of Directors of the Company, and MBY, Inc., a company wholly-owned by Michel Berty, for management consulting services. This agreement is for a term of three years, with successive automatic renewals for additional one-year periods. The monthly consulting fee payable to MBY, Inc. is $20,000 plus reimbursement of out-of-pocket expenses. If the consulting agreement is terminated by the Company without cause prior to its expiration, the Company is obligated to continue to pay the monthly $20,000 fee for the remaining term of the Agreement or one year after such termination, whichever occurs first.

     On May 30, 1997, the Company entered into a consulting agreement with Shafiq Nazerali for services associated with raising capital, business development and strategic opportunities. This agreement documents a long-standing consulting arrangement with Mr. Nazerali and was for a term of one year. The monthly consulting fee payable to Mr. Nazerali during 1997 was $10,000 plus reimbursement of out-of-pocket expenses. This consulting arrangement was terminated as of December 31, 1997.

     On May 30, 1997, the Company entered into a consulting agreement with Wareham Management Ltd., a company wholly-owned by G.W. Norman Wareham, for accounting and financial services. This agreement documents the oral consulting arrangements with Mr. Wareham and is for a term of one year, with successive automatic renewals for additional one-year periods. The monthly consulting fee payable to Wareham Management Ltd. is $3,500 plus Canadian goods and services tax and reimbursement of out-of-pocket expenses.

     All of the Company's consulting agreements with its consultants are terminable by the Company on notice and contain non-competition, non-solicitation and non-disclosure provisions restricting the consultant from engaging in any similar services for any competing business, soliciting or diverting Company employees and clients to any competing business, or disclosing the Company's intellectual property to third parties during the term of the agreement and for two years thereafter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 1998 by: (i) each person known by the Company to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of the Company and (iii) all directors, nominees and officers of the Company as a group.

                                                                 NUMBER OF        PERCENT OF
                    DIRECTORS, NOMINEES                          SHARES OF        OUTSTANDING
                    AND 5% STOCKHOLDERS                       COMMON STOCK(1)   COMMON STOCK(1)
                    -------------------                       ---------------   ---------------
Michael C. Higgins(2).......................................     1,600,000           13.6%
Michael S. Cannon(3)........................................     1,600,000           13.6%
Steve L. Komar(4)...........................................        12,000          *
Michel Berty(5).............................................            --             --
Ted Fine(6).................................................        12,000          *
G.W. Norman Wareham(7)......................................        12,000          *
Edward Yourdan(8)...........................................        10,000          *
Melvin A. McCubbin(9).......................................            --             --
Joseph Yeh(10)..............................................            --             --
All directors, nominees and officers as a group (10
  persons)(11)..............................................     1,673,400           14.2%

---------------
  *  Holding constitutes less than 0.1% of the outstanding shares of the class.

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) Does not include a stock option granted on March 13, 1998, to Mr. Higgins under the Incentive Plan to purchase 337,500 shares of Common Stock at 5.75 per share, which option is not presently exercisable. This option will become exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee which administers the Incentive Plan. The address of Mr. Higgins is 20251 Century Boulevard, Germantown, Maryland 20874.

 (3) The address of Mr. Cannon is 142 Brightmoor Court, Henderson, Nevada 89014.

 (4) Includes (i) 10,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $14.06 per share until May 20, 2007, pursuant to a stock option granted to him on May 20, 1997 under the Director Plan, with 8,000 shares being presently exercisable and 2,000 shares becoming exercisable on May 20, 1998, and (ii) 2,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan. Does not include (i) 266,442 shares held in the name of Fiserv, Inc., of which Mr. Komar is an Executive Vice President and as to which shares Mr. Komar disclaims beneficial ownership, (ii) 2,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $14.06 per share until May 20, 2007, pursuant to the stock option grant to him on May 20, 1997, with such shares vesting on May 20, 1999, or (iii) 4,000 shares of Common Stock that may purchased by Mr. Komar from the Company at a price of

     $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with 2,000 of such shares vesting on March 24, 1999 and the remaining 2,000 shares vesting on March 24, 2000.

 (5) Does not include a stock option granted on March 13, 1998, to Mr. Berty under the Incentive Plan to purchase 337,500 shares of Common Stock at 5.75 per share, which option is not presently exercisable. This option will become exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee which administers the Incentive Plan.

 (6) Includes (i) 10,000 shares of Common Stock that may be purchased by Mr. Fine from the Company at a price of $14.06 per share until May 20, 2007, pursuant to a stock option granted to him on May 20, 1997 under the Director Plan, with 8,000 shares being presently exercisable and 2,000 shares becoming exercisable on May 20, 1998, and (ii) 2,000 shares of Common Stock that may be purchased by Mr. Fine from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan. Does not include (i) 2,000 shares of Common Stock that may be purchased by Mr. Fine from the Company at a price of $14.06 per share until May 20, 2007, pursuant to the stock option grant to him on May 20, 1997, with such shares vesting on May 20, 1999, or (ii) 4,000 shares of Common Stock that may purchased by Mr. Fine from the Company at a price of $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with 2,000 of such shares vesting on March 24, 1999 and the remaining 2,000 shares vesting on March 24, 2000.

 (7) Includes (i) 10,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $14.06 per share until May 20, 2007, pursuant to a stock option granted to him on May 20, 1997 under the Director Plan, with 8,000 shares being presently exercisable and 2,000 shares becoming exercisable on May 20, 1998, and (ii) 2,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan. Does not include
     (i) 2,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $14.06 per share until May 20, 2007, pursuant to the stock option grant to him on May 20, 1997, with such shares vesting on May 20, 1999, or (ii) 4,000 shares of Common Stock that may purchased by Mr. Wareham from the Company at a price of $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with 2,000 of such shares vesting on March 24, 1999 and the remaining 2,000 shares vesting on March 24, 2000.

 (8) Includes (i) 8,000 shares of Common Stock that may be purchased by Mr. Yourdan from the Company at a price of $12.00 per share until December 8, 2007, pursuant to a stock option granted to him on December 8, 1997 under the Director Plan, and (ii) 2,000 shares of Common Stock that may be purchased by Mr. Yourdan from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan. Does not include (i) 4,000 shares of Common Stock that may be purchased by Mr. Yourdan from the Company at a price of $12.00 per share until December 8, 2007, pursuant to the stock option grant to him on December 8, 1997, with 2,000 of such shares vesting on December 8, 1998 and the remaining 2,000 shares vesting on December 8, 1999, or (ii) 4,000 shares of Common Stock that may purchased by Mr. Yourdan from the Company at a price of $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with 2,000 of such shares vesting on March 24, 1999 and the remaining 2,000 shares vesting on March 24, 2000.

 (9) Mr. McCubbin is a nominee to be elected to the Company's Board of Directors.

(10) Does not include 225,000 shares of Common Stock which may be purchased from the Company by Mr. Yeh at a price of $5.75 per share until March 13, 2008, pursuant to the exercise of a stock option granted to him on March 13, 1998 under the Incentive Plan, of which 100,000 shares will become exercisable on January 1, 1999, and with the remaining 125,000 shares becoming exercisable at such time as the Company achieves certain performance criteria as set annually by the committee which administers the Incentive Plan.

(11) Includes: (i) the shares referred to as included in notes (4), (6), (7) and
     (8) above; (ii) 1,600,000 shares owned of record by Mr. Higgins; (iii) 400 shares of Common Stock owned of record by Jack Effrain; and (iv) 25,000 shares of Common Stock which may be purchased from the Company by James T. McCubbin at a price of $6.00 per share until February 12, 2008, pursuant to the exercise of a stock option granted to him on February 12, 1998 under the Incentive Plan. Does not include (i) the shares referred to as not included in notes (2), (4), (5), (6), (7), (8) and (10) above; (ii) 100,000 shares of Common Stock which may be purchased from the Company by James T. McCubbin at a price of $6.00 per share until February 12, 2008, pursuant to the exercise of the stock option granted to him on February 12, 1998; and
     (iii) 75,000 shares of Common Stock which may be purchased from the Company by Jack Effrain at a price of $5.75 per share until March 13, 2008, pursuant to the exercise of a stock option granted to him on March 13, 1998 under the Incentive Plan, of which 10,000 shares will become exercisable on January 1, 1999, and with the remaining 65,000 shares becoming exercisable at such time as the Company achieves certain performance criteria as set annually by the committee which administers the Incentive Plan.

                            STOCK PERFORMANCE CHART

     The following chart compares the cumulative total stockholder return for the Common Stock of the Company (and its predecessors) with the NASDAQ Stock market (U.S.) Index and the NASDAQ Computer & Data Processing Industry Index since December 31, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG ZMAX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX**

               MEASUREMENT PERIOD                       ZMAX             NASDAQ            NASDAQ
             (FISCAL YEAR COVERED)                  CORPORATION       (U.S.) INDEX       C&DP INDEX
1992                                                        100.00            100.00            100.00
1993                                                        178.00            115.00            106.00
1994                                                        178.00            112.00            129.00
1995                                                         11.00            159.00            196.00
1996                                                         73.00            195.00            242.00
1997                                                         30.00            240.00            297.00

   Assumes $100 invested on December 31, 1992.

 * Total return assumes reinvestment of dividends and based on market capitalization.

** Fiscal year ending December 31.

     The foregoing Stock Performance Chart shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the 1934 Act, nor shall such material be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the 1933 Act.

                    PROPOSAL TWO -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of Arthur Anderson LLP to serve as the Company's independent accountants for the current fiscal year ending December 31, 1998. The firm has served in that capacity for the Company's past two fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Arthur Anderson LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Arthur Anderson LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                           1999 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting, which presently is expected to be held in May 1999, must be received by the Secretary of the Company, 20251 Century Boulevard, Germantown, Maryland 20874, no later than December 4, 1998, in order for them to be considered for inclusion in the 1999 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

                                          By Order of the Board of Directors

                                          ZMAX CORPORATION

                                          /s/ G.W. Norman Wareham
                                          G. W. Norman Wareham
                                          Secretary

April 3, 1998

                                    PROXY

                              ZMAX CORPORATION
                           20251 CENTURY BOULEVARD
                         GERMANTOWN, MARYLAND  20874

        This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of ZMAX Corporation (the "Company"), a Delaware corporation, on May 5, 1998, 10:00 a.m., local time.

        The undersigned appoints James T. McCubbin as a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 5, 1998, or at any adjournment thereof, with all powers the undersigned would have if personally present.

        The Board of Directors recommends voting FOR the following proposals:

1.      To Elect Directors

        [   ]   FOR all nominees listed below (except as marked to the
                contrary below)

        MICHAEL C. HIGGINS, G.W. NORMAN WAREHAM and MELVIN A. MCCUBBIN.

        (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)




        [   ]   WITHHOLD AUTHORITY to vote for all nominees listed
                above.

2. Proposal to ratify the selection of Arthur Anderson LLP as the independent accountants for the Company for the current fiscal year.


                FOR   [   ]   AGAINST   [   ]   ABSTAIN   [   ]

3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.


        THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                            [Reverse side]

Sign exactly as your name appears hereon.
When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.


Date                     , 1998
    ---------------------





          Signature of Stockholder(s)